Exhibit 10.1

REVOLVING LINE OF CREDIT AGREEMENT

          THIS REVOLVING LINE OF CREDIT AGREEMENT is made and entered into effective as of December 23, 2009 (the “Effective Date”), by and between 410 BLANCO, LP, a Texas limited partnership, AMREIT UPTOWN HOUSTON, LP, a Texas limited partnership, AMREIT COURTYARD, LP, a Texas limited partnership, AMREIT 5402 WESTHEIMER, LP, a Texas limited partnership, AMREIT GC HOUSTON, LP, a Texas limited partnership, and AMREIT I-45 SOUTHPOINT, LP, a Texas limited partnership (collectively “Borrower” and individually “Co-Borrower”), and AMEGY MORTGAGE COMPANY, L.L.C. d/b/a Q10 Amegy Mortgage Capital (“Lender”). In consideration of the mutual covenants and agreements contained herein, Borrower and Lender hereby agree as follows:

Article I.         – DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          “Addendum to Loan Agreement” shall mean the document in the form of Exhibit “A” attached hereto.

          “Adjusted Appraised Value” shall mean the fair market value as determined by an appraisal prepared by an appraiser reasonably acceptable to Lender, prior to Lender’s determination to increase the Borrowing Base with respect to a Property submitted by Borrower for approval as a Primary Pledged Property.

          “Adjusted Net Worth” shall mean the consolidated Net Worth of Borrower in accordance with GAAP, less any goodwill or other non-property related intangible assets of the Borrower.

          “Advance” shall mean a sum of money under the Note made available by Lender for the use of Borrower upon fulfillment by Borrower of conditions precedent to its entitlement to such sum.

          “Agreement” shall mean this Revolving Line of Credit Agreement, as the same may from time to time be amended, supplemented or extended.

          “Approved Primary Property” shall mean a Property located in the State of Texas (or in another state approved by Lender) owned or to be purchased by Borrower, with respect to which Lender has established a Loan Value for such Property. Lender shall have the right to review the location, design, plans, appraisal, survey and other information and data relative to the Property, the improvements thereon, the Financial Statements, and such other information as Lender shall deem relevant, and shall have the right to determine, subject to the terms of the Agreement, that a Property for which Borrower has requested funding under the terms of this Agreement, shall become an Approved Primary Property. By execution hereof, Lender acknowledges that the Properties described on Exhibit “B” attached hereto and made a part hereof are Approved Primary Properties in the initial Borrowing Base (the “Initial Primary Pledged Properties”), subject to Borrower satisfying all conditions set forth under Sections 2.09 and 2.10 of this Agreement.

          “Borrower’s Extension Option” shall mean the right and option of Borrower to extend the Maturity Date for an additional thirty-six (36) month period, as provided under the terms of the Note.

          “Borrowing Base” shall mean, subject to Borrower’s compliance with the financial covenants contained in Subsections 5.01(k) and 5.01(l), the aggregate of the Loan Value for all Primary Pledged Properties. The Borrowing Base may be increased by the inclusion of additional Primary Pledged Properties in the Collateral Base in accordance with Section 2.09 hereof or may be decreased by releasing one or more of the Primary Pledged Properties in accordance with Section 2.08 hereof, with the determination of the Borrowing Base amount in accordance with Section 2.10 hereof.

          “Borrowing Base Certificate” shall mean a certificate executed by Borrower and provided to Lender in the form of Exhibit “C” attached hereto and made a part hereof for all purposes.

          “Business Day” shall mean a day other than a Saturday, Sunday or a public or bank holiday or the equivalent for commercial banks under the laws of the State of Texas.

          “Collateral” shall mean any real or personal property pledged, transferred, hypothecated, mortgaged, assigned or otherwise given to Lender as security for the loan or loans hereunder. The Collateral shall include the Primary Pledged Properties and any Supporting Pledged Properties.

          “Collateral Base” shall include, at any time, all Primary Pledged Properties and the Supporting Pledged Properties.

          “Debt” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services for which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss; and (ii) all obligations under leases which have been, or should have been, in accordance with GAAP in effect on the date of this Agreement, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

          “Default” shall mean the occurrence of any of the events specified in Article VI hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied, subject to any rights to cure.

          “Depository Bank” shall mean Amegy Bank National Association and its successors or assigns.

          “Event of Default” shall mean the occurrence of any of the events specified in Article VI hereof, and after the expiration of any applicable notice and opportunity to cure period provided for in Section 6.03 of this Agreement.

          “Financial Statements” shall mean the financial statement or statements of Borrower and Guarantor on a consolidated or non-consolidated basis as required by Lender, prepared in accordance with GAAP.

          “Funding Termination Date” shall mean ten Business Days prior to the Maturity Date or any extension thereof.

          “GAAP” shall mean principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in general accepted accounting principles) as to financial statements in which such principles have been properly applied.

          “Governmental Authority” shall mean the United States of America, the State, the County, the Municipality, the utility district, or any other political subdivision in which the Property is located, and any other political subdivision, agency, district, department, commission, board, bureau, court or instrumentality which now or hereafter has jurisdiction or extra territorial jurisdiction over Lender, the applicable Co-Borrower or any part of the applicable Property.

          “Governmental Requirement” shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement now or hereafter in effect (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, or of any property owners’ association or municipal utility district, which at any time during the term of this Agreement exercises jurisdiction over each Co-Borrower or any of its property or Guarantor, or any of its property.

          “Guarantor” shall mean AMREIT INC., a Maryland corporation.

          “Guaranty” shall mean any guaranty or amendments thereto executed by the Guarantor from time to time, to guarantee payment of the Indebtedness.

          “Indebtedness” shall mean any and all amounts owing or to be owing by the Borrower and any Co-Borrower to the Lender in connection with the Note or any of the Security Instruments, including this Agreement.

          “Letters of Credit” shall mean one or more standby letters of credit issued by Depository Bank in the name of a Co-Borrower or Guarantor.

          “Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting a Property or Properties. For the purposes of this Agreement, the Co-Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to an arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          “Loan Documents” shall mean all documents executed by any Person including any Co-Borrower or the Guarantor in connection with this and inclusive of this Agreement, the Note and the Security Instruments.

          “Loan Value” for any particular Primary Pledged Property shall mean the value given to a specific Property pledged or to be pledged to secure the Note as such value is calculated in accordance with Section 2.10 of this Agreement. Notwithstanding the foregoing, as to the Initial Primary Pledged Properties, “Loan Value” shall mean the amounts shown on Exhibit “B” attached hereto and made a part hereof for all purposes. Such Loan Value for a specific Property shall be designated on the Addendum to Loan Agreement (Exhibit “A”), and shall remain constant, subject to adjustment upward or downward by Lender, in its reasonable discretion in accordance with Section 2.10 of this Agreement, or subject to adjustment downward in the event of releases of Property in accordance with Section 2.08 of this Agreement.

          “Material Adverse Effect” shall mean any material and adverse effect on (i) the ability of each Borrower to make payment under the Note, or perform its material obligations under this Agreement or the other Security Instruments on a timely basis, or (ii) the ability of Guarantor to perform its material obligations as Guarantor under the Guaranty.

          “Maturity Date” shall mean three hundred sixty-four (364) days from the Effective Date, as such date may be extended from time to time by written agreement of Borrower and Lender, and subject to exercise by Borrower of Borrower’s Extension Option.

          “Maximum Loan Amount” shall mean the lesser of: (i) $25,000,000.00, or (ii) the Borrowing Base as calculated from time to time in accordance with the terms of this Agreement.

          “Mortgage” shall mean, collectively, each deed of trust, security deed or mortgage executed by any Co-Borrower securing the payment of the Note, the payment of the Indebtedness, and the payment and performance of all obligations specified in the Mortgage, and evidencing a valid and enforceable first lien on a Primary Pledged Property or a Supporting Pledged Property and the improvements thereon and covering all personal property and any intangibles now or hereafter used with or related to such Property and improvements. The form and substance of each Mortgage shall be as approved by Lender.

          “Net Worth” shall mean, with respect to any Person, and as to any applicable date of determination, the excess of (i) the net book value of all assets of such Person after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) all Debt of such Person at such time.

          “Note” shall mean the revolving line of credit promissory note executed by Borrower described in Section 2.01 hereof and being in the form and substance as approved by Lender, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

          “Person” shall mean any individual, corporation, partnership (general or limited), joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          “Primary Pledged Property” shall include each Approved Primary Property for which an Addendum to Loan Agreement has been executed by Borrower and Lender prior to the Qualification Date, and as to which: (a) a Lien has been granted in favor of Lender in accordance with Section 2.09 of this Agreement; and (b) Borrower has not received a release or partial release from Lender pursuant to Section 2.08 of this Agreement.

          “Property” or “Properties” shall mean the real property, parcel or tract and the improvements and personalty thereon which have been submitted by Borrower for approval by Lender to become Approved Primary Property or an approved Supporting Pledged Property.

          “Qualification Date” shall mean ten Business Days prior to the Maturity Date.

          “Request for Advance” shall mean a request made in writing by Borrower for an Advance in form as shown on Exhibit “D”.

          “Security Instruments” shall mean this Agreement, the Mortgages, assignment of rents and leases, and the agreements or instruments described or referred to in Section 2.08 hereof and any and all other agreements or instruments (other than participation or similar agreements between the Lender and any other bank or creditor with respect to any Indebtedness pursuant to this Agreement) now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of, the Note, the Indebtedness or this Agreement, as such agreements may be amended or supplemented from time to time.

          “Supporting Pledged Properties” shall mean other investment real estate properties owned by a Co-Borrower free and clear of any liens or mortgages, which are pledged or mortgaged to Lender at Co-Borrower’s sole discretion, which properties are not to become Primary Pledged Properties but are pledged or mortgaged as an abundance of caution in order to provide additional cash flow support to satisfy the Interest Coverage Determination requirements set forth in Subsection 2.10(c) of this Agreement. Any Supporting Pledged Properties shall not be part of the Borrowing Base but shall be part of the Collateral Base. The Supporting Pledged Properties shall be pledged by recording a first lien deed of trust and security agreement along with an absolute assignment of rents and leases; and acceptance by Lender for support purposes shall be conditioned upon meeting the requirements set forth in Subsection 2.09(b).

          “Title Insurer” shall mean any title company selected by Borrower, and its underwriter, both of which must be approved by Lender in its sole discretion, which approval shall not be unreasonably withheld. Fidelity National Title Insurance Company and Chicago Title are deemed approved.

Article II.         - AMOUNT AND TERMS OF THE REVOLVING LINE OF CREDIT

          Section 2.01 Commitment. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make a revolving line of credit (the “Line of Credit”) available to Borrower in the Maximum Loan Amount as applicable from time to time, (the “Line of Credit Amount”). During the period commencing with the Effective Date to and including the Funding Termination Date, and subject to the conditions set forth in this Agreement, the Lender will make Advances under the Line of Credit (the “Loans”) to Borrower from time to time on any Business Day in such amounts as the Borrower may request up to and including the Line of Credit Amount, and Borrower may borrow, prepay and reborrow under this Line of Credit; provided, however, that the aggregate principal amount at any one time outstanding under the Line of Credit plus any Advances reserved for Letters of Credit shall not exceed the Maximum Loan Amount. To evidence the Loans to be made by Lender under this Line of Credit pursuant to this Section, Borrower will issue, execute and deliver the Note in the original principal amount of $25,000,000.00. It is expressly contemplated that by reason of prepayments there may be times when no Indebtedness is owing under the Note, but notwithstanding such occurrences, the Note and the Loan Documents shall remain in full force and effect as to such Loans or Advances made subsequent to such occurrence. Each Co-Borrower shall have joint and several liability for all Advances made under the Line of Credit and for all obligations under the Loan Agreement. In the event the outstanding aggregate principal amount ever exceeds the Maximum Loan Amount, Borrower shall immediately, upon written notice from Lender, reduce said aggregate principal balance by making a principal reduction payment in an amount necessary to reduce the aggregate principal amount equal to or below the Maximum Loan Amount.

          Section 2.02 Initial Borrowing Base. As of the Effective Date hereof, Borrower has pledged the Initial Primary Properties and has established an initial Borrowing Base of $24.7 million. The Initial Primary Properties may, at Borrower’s election, be subject to the release provisions of Section 2.08 of this Agreement (thereby lowering the Borrowing Base).

          Section 2.03 Advances. The requirements of Sections 3.01 hereof are a condition precedent for each Advance on the Note. From time to time, not less than three (3) Business Days prior to the date on which an Advance is desired, Borrower shall submit to Lender a Request for Advance in the form of the Request for Advance attached hereto as Exhibit “D” and made a part hereof for all purposes.

          Section 2.04 Letters of Credit. One or more Co-Borrowers or the Guarantor may apply for and obtain one or more Letters of Credit from Depository Bank. In the event that any such party applies for a Letter of Credit with Depository Bank, Lender shall approve Borrower’s request within five Business Days of such application and Lender shall reserve an amount of Line of Credit proceeds to cover any advancements that are made under the Letter of Credit to the payee thereunder. The aggregate of Advances reserved for Letters of Credit will not exceed $5,000,000.00 at any one time under this Line of Credit. Borrower agrees to execute any and all documents deemed reasonably necessary by Lender in connection with Letter of Credit transactions, including amendments to this Agreement, additional security agreements and other collateral documents, and agrees to pay all fees due to Depository Bank for issuance of the Letters of Credit including a 1% issuance fee. In the event a Letter of Credit is issued by Depository Bank on behalf of Co-Borrower or the Guarantor, Line of Credit funds are reserved, and the Letter of Credit is presented to Depository Bank and drafted upon, Borrower agrees that Lender shall, without consent of Borrower, make Advances of the Line of Credit proceeds to repay the Depository Bank for advancements on the Letter of Credit. Lender will not be required to release its collateral securing the Line of Credit until such time as all obligations of the Depository Bank under any Letters of Credit have expired or been terminated, and until the Note is paid in full. The expiration dates of any such Letters of Credit shall not extend past the Funding Termination Date, as may be extended from time to time.

          Section 2.05 Interest Payments. The Borrower shall pay interest on the Note at the rate and on such dates as provided in the Note.

          Section 2.06 Term of this Agreement. Notwithstanding anything contained herein to the contrary, this Agreement shall not terminate except upon full and final payment of the Note and termination of Lender’s commitment to advance funds under the Note, whether prior or subsequent to the maturity of the Note, and shall continue in full force and effect throughout the term of any renewals, extensions, increases or rearrangements of the Note. If Lender does not elect to extend the Maturity Date of the Note, Borrower may elect to exercise Borrower’s Extension Option in accordance with the terms of the Note; in such case, the terms of this Agreement and of the Loan Documents will be extended accordingly; provided no additional Advances shall be made by Lender during the extension period and any obligations under Letters of Credit shall be terminated.

          Section 2.07 Fees. Borrower shall pay to Lender on the date hereof, a one time facility fee in the amount of $163,000.00. In the event that the Maturity Date is extended as the result of a mutual agreement between Borrower and Lender, Borrower shall pay to Lender a renewal fee in the amount of $93,750.00 for each future extension. In the event that the Maturity Date is extended as the result of Borrower electing to exercise the Borrower’s Extension Option, Borrower shall pay to Lender a renewal fee of equal to 0.375% of the outstanding principal balance of the Line of credit plus any Line of Credit proceeds reserved for Letters of Credit issued by Depository Bank. As an incentive to Borrower and Guarantor to utilized Lender’s mortgage banking services, Lender agrees to credit 25% of all mortgage banking fees paid by Borrower, Guarantor and/or any affiliated entities to Lender or affiliates of Lender towards the renewal fees outlined above. Lender agrees to provide mortgage banking services to Borrower and Guarantor for a transaction fee of 0.80% of the loan amount for transactions less than $2,000,000.00, 0.70% of the loan amount for transactions over $2,000,000.00 but less than $10,000,000.00, and 0.50% for transactions greater than $10,000,000.00.

          Section 2.08 Releases (Decreases to Borrowing Base). Borrower shall be entitled to receive from Lender full releases as to any respective Primary Pledged Properties or Supporting Pledged Properties in the Collateral Base (the “Release”), upon the following terms and conditions with respect to such release sought:

(a)	Borrower shall not be in Default in the payment of any or all of the Indebtedness.

(b)

Borrower or Guarantor shall not be in Default in the performance or observance of any of the covenants, agreements, terms, conditions or stipulations contained in the Note, this Agreement or the Security Instruments.

(c)

Borrower shall have given Lender ten (10) Business Days prior written notice of Borrower’s intent to exercise such right of release, and shall specify with particularity the extent of such exercise of right and the specific Property to the released.

(d)

Borrower shall pay all reasonable expenses connected with or arising from any such requested Release, including but not limited to, all reasonable expenses and costs of Lender, all attorneys’ fees and costs of Borrower and Lender, all survey costs, appraisal costs, title insurance costs, and recording costs.

(e)

Borrower shall pay to Lender in cash, certified funds, official bank check or other immediately available funds for application on the Indebtedness an amount necessary to reduce the amount outstanding on the Line of Credit to the Borrowing Base as calculated by Lender to reflect the reduction of the Collateral Base after the Release. The execution and delivery of the Release by Lender shall not in any way impair the liens upon the Primary Pledged Properties or Supporting Pledged Properties then remaining and representing the adjusted Collateral Base after such Release. The Borrowing Base is reduced by each Primary Pledged Property that is released in the same amount that was originally established for said Primary Pledged Property (unless later adjustments have been made by Lender, in accordance with the terms of this Agreement).

(f)	All sums received as Release amounts shall be exclusive of release fees, costs, updated appraisal fees, expenses and accrued interest.

          Section 2.09 (a) Conditions to Inclusion as a Primary Pledged Property (Increases to Borrowing Base). The Borrowing Base may be increased by the inclusion of additional Primary Pledged Properties to the Collateral Base in accordance with this Section 2.09 and with Section 2.10. In order for a Property to be included as a Primary Pledged Property, in addition to the other requirements contained in this Agreement, the following conditions must be satisfied:

(1.)

Appraisal & Financial Reporting. Lender shall order an appraisal of the Property to be included as a Primary Pledged Property. Borrower shall provide, if the Property is to be purchased, a copy of the signed purchase contract and any amendments thereto. Borrower shall also provide Lender a copy of the operating statements certified by the Borrower as true and correct in all material respects, to the extent available, for the Property for the preceding three year period and a current rent roll certified by the Borrower as true and correct in all material respects. For a Property that has not yet reached lease stabilization, Borrower may request that the appraisal be prepared on both an “as is” and on an “as stabilized” basis. The Adjusted Appraised Value of the Property shall be determined by Lender and the Loan Value shall be established in writing in accordance with Exhibit “A”, as adjusted in accordance with Section 2.10 of this Agreement.

(2.)

Title Policy. Lender shall receive, at Borrower’s option, either a Loan Title Policy or Master Loan Title Policy (a “Policy”), issued by the Title Insurer, with respect to each Primary Pledged Property. Each such Policy shall show Lender to be the proposed insured, shall be in an amount no less than the original principal amount of the Loan Value secured by the Primary Pledged Property, shall be in form and substance satisfactory to Lender, shall show no liens against the Primary Pledged Property other than the Mortgage and shall be free and clear of all defects, encumbrances and survey exceptions except such as Lender and its attorney shall approve, such approval not to be unreasonably withheld, conditioned or delayed. Lender shall also receive copies of all documents evidencing exceptions to title, together with correct and legible copies of the recorded plat for the subdivision section in which such Primary Pledged Property is located (if applicable) as available.

(3.)

Survey. Borrower shall provide to Lender a survey by a registered surveyor reasonably acceptable to Lender and to the Title Insurer, certified to a date not more than ninety (90) days prior to the date the Property becomes a Primary Pledged Property, which survey shall show the scale, the north direction, the beginning point and the dimensions of the Property by metes and bounds, the distance to the nearest intersecting street and the point of reference from which the survey commences, the land area of the Property, the enclosed slab area and dimensions of the improvements thereon, parking areas, the width and name or names of the street or streets on which the Property abuts, means of ingress thereto and egress therefrom from public ways, and all recorded easements, rights-of-way, whether or not visible and all building set-back lines, and shall contain a certificate that the survey correctly shows the location of all buildings, structures and other improvements, including the foundations of buildings in the course of construction, situated on the Property and that, except as shown, there are no visible easements or rights-of-way across the Property, no party walls, no encroachments on adjoining premises, streets or alleys and no encroachments on the Property by improvements on adjoining premises and such other details as Lender may request; provided, however, that any such survey showing all of the above will be satisfactory for all future Advances thereafter if, at the time of each such Advance, the Borrower furnishes a current affidavit or certificate that there have been no subsequent changes in any exterior line of the improvements thereon which would place any such line nearer to any property line. The survey must meet the then current ALTA-ACMS Survey Standards.

(4.)

Phase I Environmental. A Phase I Environmental Report ordered by Lender and addressed to Lender or subject to a reliance letter in favor of Lender, in form and substance and prepared by an engineer reasonably acceptable to Lender for each proposed Primary Pledged Property.

(5.)

Property Condition Assessment. At Lender’s discretion if determined that deferred maintenance at the Property exists, a property condition assessment for each proposed Primary Pledged Property in form and substance and prepared by an engineer reasonably acceptable to Lender, which has been ordered by Lender and is addressed to Lender.

(6.)

Affidavit of No Construction Activity. Borrower shall have provided Lender an affidavit in form and content acceptable to Lender confirming that there is no ongoing construction of improvements on the Property, which will be unpaid or result in a lien on the Property.

(7.)

Leases. Copy of all occupancy leases (the “Leases”) applicable to the proposed Primary Pledged Property. “Major Leases” shall mean together, every tenant lease which occupies more than twenty percent of the net rentable area contained on a Property. Lender reserves the right to approve the financial condition of any tenants who are subject to Major Leases.

(8.)

Zoning. Evidence of appropriate zoning for the Property and compliance with applicable deed restrictions, which can be met with the standard municipal zoning letter or letter from the property owners association.

(9.)	Flood Determination. Evidence acceptable to Lender that no portion of the buildings on the Property is in a flood plain or flood way.

(10.)	UCC Lien Search. Evidence acceptable to Lender that the personal property comprising a portion of the Property is unencumbered except for liens permitted in the Mortgage.

(11.)	Insurance. Hazard and liability insurance and such other insurance coverages and endorsements as are reasonably required by Lender in amounts and with insurers reasonably acceptable to Lender.

(12.)	SNDA’s. Executed subordination nondisturbance and attornment agreements from tenants under Major Leases on the Property, in form and substance reasonably acceptable to Lender.

(13.)	Management Agreement. Borrower shall provide Lender with a management agreement for the Property in form and substance acceptable to Lender.

(14.)

Other. The Lender shall have received such other documents as it may reasonably have requested at any time or at the time of execution of the Mortgage, including but not limited to certificates of corporate resolution of Co-Borrower and an opinion of counsel for Borrower, in form and substance reasonably acceptable to Lender.

(15.)

Lender’s Acceptance. Lender shall have accepted the Property as a Primary Pledged Property, as evidenced by Lender’s execution of an Addendum to Loan Agreement, in the form of Exhibit “A” attached hereto. By Borrower’s execution of such Addendum, Borrower is representing and warranting to Lender that such Primary Pledged Property is qualified in all respects to be included in the Collateral Base as required hereunder, however, Lender’s execution of such Addendum does not waive any requirement or condition as contained in this Agreement for maintaining the eligibility of such Property as a Primary Pledged Property. No additional Property shall be submitted or approved as a Primary Pledged Property at any time after the Qualification Date. Borrower shall have also executed and delivered the Mortgage and such other Loan Documents as reasonably required by Lender to evidence and secure Advances to be made under the Collateral Base relating to the Primary Pledged Property, and shall have delivered the original Loan Documents to Lender.

     (b) Conditions of Inclusion as a Supporting Pledged Property. Borrower may submit a Supporting Pledged Property for inclusion in the Collateral Base but not the Borrowing Base for the purpose of providing additional cash flow support to satisfy the Interest Coverage Determination requirements set forth in Subsection 2.10(c) of this Agreement. In order for a Supporting Pledged Property to be included in the Collateral Base, in addition to the other requirements contained in this Agreement, the following conditions must be satisfied.

(1.)

Third Party Reports. Borrower shall provide Lender with copies of any existing third party reports for the Supporting Pledged Property which are currently in Borrower’s possession, including appraisal reports, environmental reports, and property condition assessments. No updates to these reports will be required.

(2.)

Financial Reporting. Borrower shall provide Lender with copies of the operating statements certified by Borrower as true and correct in all material respects, to the extent available, for the Supporting Pledged Property for the preceding three year period, plus a copy of the current rent roll certified by Borrower as true and correct in all material respects for the Supporting Pledged Property.

(3.)

Title Report. Borrower shall provide a title report acceptable to Lender which provides evidence that there are no liens against the Supporting Pledged Property other than the Mortgage and liens reasonably acceptable to Lender or which have been bonded over by the Title Insurer.

(4.)	Insurance. Hazard and liability insurance and such other insurance coverages and endorsements as are reasonably required by Lender in amounts and with insurers reasonably acceptable to Lender.

(5.)

Lender’s Acceptance. Borrower shall execute and deliver the Mortgage and such other Loan Documents as reasonably required by Lender to evidence the pledge of the Supporting Pledged Property. Borrower shall have delivered the original Loan Documents to Lender.

          Section 2.10 Determination of Loan Value and the Borrowing Base. The Loan Value and Borrowing Base as to the Initial Primary Pledged Properties shall be as stated in Section 2.02 of this Agreement, subject to full compliance by Borrower of the financial covenants set forth in Subsections 5.01(k) and 5.01(l). As to additional requests to have Approved Primary Properties added to the Borrowing Base, once a Property has been approved by Lender and the Addendum to Loan Agreement has been executed, the Loan Value shall be determined and the Borrowing Base increased, subject to full compliance with the financial covenants set forth in Subsections 5.01(k) and 5.01(l), in accordance with this Section 2.10. The amount of the Borrowing Base will be reviewed and re-determined each quarter and will be the lesser of the amount of the Loan Value Determination, the Debt Service Coverage Determination or the Interest Coverage Determination, resulting from the following calculations:

(a)

Loan Value Determination - a calculation which uses the Primary Pledged Property’s Adjusted Appraised Value and capital investment (for new acquisitions only) in determining the Borrowing Base capacity depending on the Primary Pledged Property type and occupancy rate as follows:

	(1.)	Improved Properties (i.e. retail buildings) - the Loan Value percentages will depend on the Primary Pledged Property’s occupancy as follows:

(i) 90% or Greater Occupied - the lesser of 65% of the Adjusted Appraised Value or 65% of the total capital investment (for new acquisitions only) for the Primary Pledged Property.

(ii) 60% - 89% Occupied - the lesser of 60% of the Adjusted Appraised Value or 60% of the total capital investment (for new acquisitions only) for the Primary Pledged Property.

(2.)

Unsubordinated Ground Leases owned in fee simple - the lesser of 65% of the Adjusted Appraised Value or 65% of the total capital investment (for new acquisitions only) for the Primary Pledged Property; or

(b)

Debt Service Coverage Determination - a calculation which uses the existing, in place, Property Cash Flow (as such term is defined in Subsection 2.10(d) to determine the maximum amount of debt the Primary Pledged Property could carry in order to maintain a 1.30 to 1.00 debt service coverage ratio. The calculation for this test is equal to Property Cash Flow, divided by 1.30, divided by the Loan Constant Rate (as such term is defined in Subsection 2.10(d)) as applied to all Primary Pledged Properties; or

(c)

Interest Coverage Determination - a calculation which uses cumulative cash flow from both the Primary Pledged Properties and Supporting Pledged Properties to determine the maximum amount of debt the Primary Pledged Properties and Supporting Pledged Properties could support for the Line of Credit as determined below:

(1.)

Interest Coverage Before Reserves – Net Operating Income (as such term is defined in Subsection 2.10 (d)) divided by (i) 1.60 for the Primary Pledged Properties and (ii) 2.00 for the Primary Pledged Properties and Supporting Pledged Properties combined, divided by the then current interest rate on the Note; and

(2.)

Interest Coverage After Reserves - Property Cash Flow (as such term is defined in Subsection 2.10(d)) divided by (i) 1.50 for the Primary Pledged Properties and (ii) 1.75 for the Primary Pledged Properties and Supporting Pledged Properties combined, divided by the then current interest rate on the Note.

          The Borrowing Base shall be equal to the lesser of the amounts derived from the Loan Value Determination, the Debt Service Coverage Determination and the Interest Coverage Determination calculations as certified to by the Borrowers at the end of each calendar quarter and verified by Lender. The Borrowing Base shall be reduced by each Primary Pledged Property that is released from the Borrowing Base pursuant to the terms of Section 2.08. At no time may the outstanding balance of the Line of Credit plus any unfunded Letter of Credit commitments be greater than the Borrowing Base.

(d)	Borrowing Base Definitions for purposes of this Agreement will have the following meanings:

	(1.)	“Net Operating Income” - equal to Gross Operating Income less Operating Expenses. Gross Operating Income is based upon tenants in occupancy.

(2.)

“Property Cash Flow” - equal to Net Operating Income less reserves for replacement, tenant improvements and leasing commissions of $0.75 per rentable square foot of building area for multi-tenant properties only (absolute-net, single-tenant, ground leases and land do not require reserves).

	(3.)	“Loan Constant Rate” - calculated using the formula below with the variables defined as:

		(i)	x = Loan Constant Rate.

(ii)

i = Interest Rate expressed on a monthly basis, will be the greater of (a) the current rate per annum charged for the Line of Credit, or (b) a spread of 175 basis points plus the greater of (i) 5.0% per annum or (ii) the ten year treasury in effect on the last day of the quarter for which the updated Borrowing Base report is being prepared (i.e. Borrowing Base report using financial information through the end of the third quarter of the year would use the ten year treasury in effect on September 30th).

		(iii)	N = Amortization Term, which is equal to 300 months.

(4.)

“Gross Operating Income” - shall mean all income, revenues, and consideration received or paid to or for the account or benefit of the Co-Borrower resulting from or attributable to the operation or leasing of the Primary Pledged Property or Supporting Pledged Property determined in accordance with GAAP for the 12 month period preceding the Effective Date for which the cash flow is calculated, including, without limitation (a) rents from tenants, assignees, subtenants, ground lessees, or parties to walkway agreements; (b) amounts (to the extent included in Operating Expenses) payable by tenants to Co-Borrower on account of maintenance or service charges, taxes, assessments, utilities, and maintenance of the Primary Pledged Property or Supporting Pledged Property (c) receipts from licenses, concessions, vending machines and similar items located at or operated from the Primary Pledged Property or Supporting Pledged Property but excluding any income or revenues from a sale, refinancing, casualty or condemnation, lease termination payments, or payments from any other events not related to the ordinary course of operations of the Primary Pledged Property or Supporting Pledged Property. Gross Operating Income shall be determined by the current annualized rent roll plus other income included in total revenues on the operating statement including, but not limited to, (a) late fees, (b) escalation, (c) building services, (d) utility income, (e) NSF fees, (f) vending income and (g) parking income.

(5.)

“Operating Expenses” - shall mean the total actual operating expenses incurred during the 12 month period preceding the effective date for which the Primary Pledged Property or Supporting Pledged Property cash flow is calculated. Operating Expenses will include all costs relating to the payment of (a) personal property taxes and real estate taxes; (b) general administrative costs (c) wages, salaries, payroll taxes and employee benefits, (d) maintenance, repair and custodial costs, (e) costs of utility services, (f) costs associated with services relating to the daily operations of the Primary Pledged Property or Supporting Pledged Property contracted to outside parties, (g) management fees and (h) premiums payable for insurance carried on or with respect to the Primary Pledged Property or Supporting Pledged Property. Costs not to be included in Operating Expenses include, but are not limited to, (a) leasing and marketing costs, (b) depreciation and amortization, (c) partnership administration expenses, (d) debt service payable to Lender, (e) debt service payable on the advances from a partner and (f) costs associated with capital items and tenant improvements.

Article III.         - ADVANCES

          Section 3.01 Conditions Precedent to All Advances. The obligation of the Lender to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance, the following statements shall be true or the appropriate document shall have been furnished to Lender:

(a)

Borrowing Base Certificate. Borrower and Guarantor shall provide to Lender a Borrowing Base Certificate in form and content satisfactory to Lender as provided in Exhibit “C” and which sets forth the Loan Value for each Primary Pledged Property and the aggregate Loan Value for all Primary Pledged Properties;

(b)

Representations and Warranties. The representations and warranties of the Borrower and Guarantor contained in Article IV and otherwise made in writing by or on behalf of the Borrower and Guarantor pursuant to this Agreement were true and correct in all material respects when made and are true and correct in all material respects on and as of the date of such Advance;

(c)

No Default. No event has occurred and is continuing, or would result from such Advance, which constitutes a Default or which would constitute a Default but for the requirement that notice be given or time elapse or both, hereunder or under the Note, or any Security Instrument;

(d)	Performance and Compliance. The Borrower has performed and complied with all agreements, terms and conditions contained in this Agreement in all material respects;

(e)	No Material Adverse Effect. No circumstance exists, either in any instance or in the aggregate, which would have a Material Adverse Effect;

(f)

Inspection. Lender shall have the right to inspect any Property securing the Note either by its personnel or independent inspectors acceptable to Lender, at all reasonable times upon reasonable notice of not less than two Business Days to Borrower and shall make best efforts not to disturb the tenants at such Property, and upon submission of a request for an Advance to verify, among other matters, that no construction of improvements is in progress on said Property. Borrower shall not be charged for the cost of inspections in excess of $500.00 annually;

(g)

Nothing Further Certificates. On subsequent Advances, at Lender’s option, and at Borrower’s expense, nothing further certificates from the Title Insurer shall be delivered to Lender, showing that since the date of issuance of each Policy, no lien, affidavit claiming a lien, or other encumbrance has been claimed, granted or otherwise created with respect to or covering any of the subject Properties securing the Note for which an Advance is being requested except as has been approved in writing by Lender; and

(h)	Further Assurances. The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

          Section 3.02 No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower or Guarantor to satisfy such condition precedent to be a Default.

          Section 3.03 Requirements Only for the Benefit of Lender. All conditions of any Advance imposed hereby are solely for the benefit of Lender and Lender’s successors and assigns, and no other party may rely upon Lender’s actions or be entitled to assume that Lender will make any Advance. Any requirements or conditions of this Agreement may be waived by Lender, with or without notice to Borrower or any other party, in whole or in part, at any time, without prejudice as to subsequent reinstatement of such waived or partially waived requirements or conditions.

Article IV.         - REPRESENTATIONS AND WARRANTIES

          In order to induce the Lender to enter into this Agreement, Borrower represents and warrants to the Lender (which representations and warranties will survive the delivery of the Note and the making of the loans hereunder) as follows:

          Section 4.01 Corporate Existence and Authority in Texas. Each Co-Borrower is a duly organized legal entity, validly existing under the laws of the jurisdiction in which it was formed. Each Co-Borrower’s sole general partner (as applicable) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

          Section 4.02 Corporate Power and Authorizations. The execution, delivery and performance by each Co-Borrower or Guarantor of this Agreement, the Note, the Security Instruments, and the other Loan Documents to which they are a party, are within their respective corporate powers, have been duly authorized by all necessary corporate action, and does not contravene (i) its corporate charter or bylaws, if applicable, (ii) its partnership agreement, if applicable, or (iii) any law, Governmental Requirement, or any material contractual restriction binding on or affecting them.

          Section 4.03 Governmental Approvals. To the best of its knowledge, except for the recording of the Mortgages and other applicable Loan Documents, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Co-Borrower as to the terms of this Agreement and the other Loan Documents.

          Section 4.04 Binding Obligations. To the best of their knowledge, this Agreement is, and the Note, Security Instruments and the Loan Documents to which it is a party when delivered hereunder will be, except for bankruptcy laws and similar laws, legal, valid, binding and enforceable obligations of the Borrower or Guarantor, as applicable, in accordance with their respective terms.

          Section 4.05 Exchange Act Compliance. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

          Section 4.06 Use of Proceeds: No Credit For Margin Stock. The proceeds of the Note will be used by the Borrower to provide funds for the operation of its businesses. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 4.07 Pending or Threatened Proceedings. There is no pending or to Borrower’s current actual knowledge, threatened action or proceeding before any court, governmental agency or arbitrator, affecting any Co-Borrower, or any Guarantor or any Property securing the Note, which may have a Material Adverse Effect or which has not been previously disclosed to Lender.

          Section 4.08 No Additional Consent or Approval. The Borrower’s execution, delivery, and performance of the Note, this Agreement, and the other Loan Documents does not require any consent or approval that has not already been obtained, including, without limitation, the consent or approval of any regulatory authority, governmental body, or political subdivision of the United States of America or any state thereof.

          Section 4.09 Financial Condition. To the best of their knowledge, the Financial Statements of each Co-Borrower, and the Guarantor (including any related schedules or notes) which have been delivered to the Lender have been prepared in accordance with GAAP (or such other form as has been approved by Lender in writing), and present fairly the financial condition and changes in financial position of each Co-Borrower, and the Guarantor, respectively, at the date or dates and for the period or periods stated in accordance with historical practices. No change, either in any instance or in the aggregate, has since occurred in the consolidated condition, financial or otherwise, of any Co-Borrower, or the Guarantor which would have a Material Adverse Effect, nor has any Co-Borrower or the Guarantor incurred any material liabilities, except as disclosed by Borrower in writing to the Lender.

          Section 4.10 Taxes; Governmental Charges. Upon information and belief after due inquiry, each Co-Borrower, and the Guarantor have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon it or upon its properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof.

          Section 4.11 Titles, Etc. With respect to any property pledged, transferred, or assigned hereunder or under the Security Instruments as security for the loan, or under the other Loan Documents, the Co-Borrower has, or simultaneous with the execution of any Mortgage will have, good title to such property, whether real, personal or mixed, tangible or intangible, free and clear of all liens, encumbrances and security interests, other than those granted to or approved by Lender hereunder or to Co-Borrower under the Loan Documents.

          Section 4.12 Commencement of Construction. With respect to each applicable Property securing the Note, for the duration of Lender’s obligation to make Advances on such Note, and except for tenant improvements required under the Leases, repair and maintenance, or capital projects, no ongoing work of any kind (including the destruction or removal of any existing improvements, site work, clearing, grubbing, draining, or fencing of the Property) has been commenced or has been performed on the Property that would create a lien having priority over the liens securing the Note; provided Co-Borrower shall have the right to bond around any such lien.

          Section 4.13 Omissions and Misrepresentations. No instrument, certificate, or any other document delivered or to be delivered by any Co-Borrower or the contains or will contain any untrue statement of a material fact or omits any material fact necessary to make such statements in light of circumstances under which they were made not misleading.

          Section 4.14 Flood Plain. Except as otherwise disclosed in writing by any Co-Borrower to Lender, no portion of any floor surface of any Property securing the Note lies within the 100-year flood plain or any area that has been designated by the Federal Emergency Management Agency as an area having special flood hazards or if it does, the community in which said Property is located has been approved for flood insurance under the National Flood Insurance Program and flood insurance is available for said Property under said program.

Article V.         - COVENANTS OF THE BORROWER

          Section 5.01 Affirmative Covenants. So long as the Note shall remain unpaid or the Borrower shall be indebted to the Lender, Borrower and Guarantor (as applicable) will, unless the Lender shall otherwise consent in writing:

(a)

Compliance with Laws, Etc. Comply in all material respects with all applicable Governmental Requirements, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

(b)

Notice of Certain Events. Within ten (10) Business Days notify the Lender in writing if the Borrower learns of the occurrence of (i) any event which constitutes a Default, together with a detailed statement by a responsible officer of the applicable Co-Borrower of the steps being taken to cure such Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower, any Guarantor, or any of their properties in which the amount involved exceeds $50,000 and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (iii) any event or condition having a Material Adverse Effect; or (iv) any material change in the structure, operation, management, ownership, accounting procedures, business activity, or business location of Borrower or Guarantor.

(c)

Reimbursement of Expenses. Pay all reasonable legal fees incurred by the Lender in connection with the preparation of this Agreement and any and all other Loan Documents contemplated hereby (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and pay all fees, charges or taxes for the recording or filing of Loan Documents. Borrower will, upon request, reimburse the Lender within ten (10) Business Days of written notice from Lender for amounts reasonably expended by Lender to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to collect the Note, or to enforce the rights of the Lender under this Agreement or any other Loan Documents, which amounts will include all court costs, reasonable attorneys’ fees (including, without limitation, fees for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters exclusive of all expenses resulting from the gross negligence or willful misconduct of Lender, and after ten (10) Business Days together with interest at eighteen percent (18%) on each such amount from the date of written demand or request by the Lender for reimbursement until the date of reimbursement to the Lender.

(d)

Further Assurance. Promptly cure or cause to be cured any defects in the creation and issuance of the Note and the execution and delivery of the Loan Documents, and this Agreement or under any other Loan Document. Borrower, at its expense, and Guarantor will promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments reasonably necessary for Borrower to comply with or accomplish the covenants and agreements of Borrower under the Loan Documents, including this Agreement, or to further evidence and more fully describe the Collateral intended as security for the Note, or to correct any omissions in the Loan Documents or to more fully state the security obligations set out herein, or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

(e)

Direct Disbursement and Application by Lender. Lender shall have the right, but not the obligation, to disburse and directly apply proceeds of the Loan to the satisfaction of any of Borrower’s obligations under the Note (which are delinquent or in Default), including the payment of interest as accrued on the Note. Any Advance under the Line of Credit by Lender for such purpose, shall be part of the Indebtedness and shall be secured by the Security Instruments. After the occurrence of an Event of Default, Borrower hereby authorizes Lender to hold, use, disburse, and apply Advances under the Line of Credit to expenses incident to this Agreement and the Loan Documents, including accrued interest, and the payment or performance of any obligation of Borrower hereunder. Borrower hereby assigns and pledges the proceeds of the Line of Credit to Lender for such purposes. Lender may advance and incur such expenses as Lender deems necessary, and such expenses, even though in excess of the amount of the Line of Credit Amount, shall be secured by the Security Instruments, and payable to Lender upon demand. Lender may disburse any portion of any Advance under the Line of Credit at any time after an Event of Default, to persons other than Borrower for the purposes specified in this Section.

(f)	Costs and Expenses. Pay when due all reasonable costs and expenses required by the terms of this Agreement, the Note, or the Security Instruments, and including, without limitation:

	(1.)	All taxes and assessments applicable to the Properties in the Collateral Base before delinquency;

	(2.)	All fees for filing or recording the Security Instruments;

(3.)

All reasonable fees and expenses for the drawing of Loan Documents and of counsel to Lender, and for Lender’s additional legal services rendered in connection with this Agreement, now or in the future;

	(4.)	All title insurance and title examination charges, including the premiums for the Policies;

	(5.)	All survey costs and expenses, including the cost of the surveys required by Section 2.09 of this Agreement; and

	(6.)	All other reasonable costs and expenses payable to third parties incurred by Lender in connection with the consummation and administration of the transactions contemplated by this Agreement.

(g)

Inspection of Books and Records. Permit Lender, at all reasonable times upon reasonable notice, to examine and copy the books and records of Borrower and Guarantor pertaining to the Loans and the Properties securing the Note.

(h)

Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding related to this Agreement, the Line of Credit, the other Loan Documents, or the respective rights and obligations of Lender and Borrower pursuant to this Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorney’s fees and expenses incurred in connection with such proceedings or actions, which Borrower hereby agrees to repay to Lender upon demand except for expenses resulting from the gross negligence or willful misconduct of Lender.

(i)

Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Properties securing the Note and the construction of the improvements thereon, and Borrower shall keep all Properties free and clear of any filed mechanic’s liens, other liens, charges, or claims, other than the lien of the Mortgage and other liens approved in writing by Lender, whether inferior or superior to the Mortgage. A discharge of the Mortgage and taking of a new Mortgage in substitution thereof shall not release or diminish this obligation. Notwithstanding anything to the contrary contained in this Agreement, Borrower may contest (i) the validity or amount of any claim of any contractor, consultant, architect, or other person providing labor, materials, or services with respect to any Property and improvements or (ii) any tax or special assessment levied by any Governmental Authority, or (iii) the enforcement of or compliance with any Governmental Requirements; any such contest on the part of Borrower shall not be a Default hereunder provided, that during the pendency of any such contest, if requested by Lender for any contest in excess of $50,000.00, Borrower shall furnish to Lender and Title Insurer an indemnity bond with corporate surety satisfactory to Lender and Title Insurer or other security acceptable to them in an amount equal to the amount in contest plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment creates a lien on any such Properties.

(j)

Restrictions and Annexation. Borrower shall not impose, permit or suffer to exist any restrictive covenants or encumbrances upon any Property securing the Note, execute or file any subdivision plat affecting any such Property, or consent to the annexation of any such Property to any city or other political unit without the prior written consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed.

(k)

Adjusted Net Worth. Borrower shall continuously maintain a combined minimum Adjusted Net Worth of at least Five Million and No/100 Dollars ($5,000,000.00), as stated on Borrower’s financial statements from time to time, based on financial statements prepared in accordance with the terms of this Agreement. Compliance with the requirements of this subsection shall be determined quarterly in conjunction with updating and approving the Borrowing Base Certificate.

          Section 5.02 Negative Covenants. So long as the Note shall remain unpaid or so long as the Borrower shall be, or may thereafter become, indebted to the Lender hereunder, Borrower and the Guarantor (as applicable) will not, without the prior written consent of the Lender which shall not be unreasonably withheld, conditioned or delayed:

(a)

Liens. Incur, create, assume, or suffer to exist any Lien on any of Borrower’s assets now owned or hereafter acquired, securing any obligations or indebtedness upon which Lender is the holder of a lien securing the payment of any Indebtedness herein;

(b)

Debts. Incur any loan except under the Line of Credit or under loans from the Guarantor which loans have been subordinated to the Indebtedness to the reasonable satisfaction of and on the terms required by, Lender, including payments of interest only. This Subsection 5.02(b) shall not apply to Guarantor.

(c)	Mergers or Consolidations. Except if both prior to and following such merger or consolidation the entities involved were affiliates of Borrower or Guarantor, merge or consolidate with any Person;

(d)	Business Activity. Change its major business pursuit from commercial real estate secured financing to anything else;

(e)	Corporate Existence and Authority. Fail to maintain its authority to do business or its legal existence under the laws of the State of Texas;

(f)	Loans. Make any investments in or loans to any individual or other business entity, except as otherwise contemplated and permitted under this Agreement.

(g)

Distribution Restrictions. Borrower may not make any distributions to its Owners if Default has occurred, or if making such distribution would cause a Default. However, if ceasing such distributions from Borrower would cause the Guarantor to fail to qualify as a REIT, and the Default is a non-monetary default, Borrower may still make the distributions to the minimum amount necessary to continue to qualify as a REIT for federal tax purposes and will provide Lender with the calculations for such distributions.

(h)	Partnership cash distributions from the Primary Pledged Properties and Supporting Pledged Properties may not be assigned or pledged to any other parties other than Lender.

          Section 5.03 Financial Reporting Requirements. Borrower and Guarantor shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

(a)

as to Borrower, annual balance sheet, profit and loss statements, statement of cash flow, and a statement of change in financial position of Borrower, in the form reasonably required by Lender, certified by a financial officer of Guarantor within ninety (90) days after the close of each fiscal year of Borrower;

(b)

as to Borrower, quarterly balance sheet, profit and loss statements, statement of cash flow, and a statement of change in financial position of Borrower, in the form reasonably required by Lender, certified by a financial officer of Guarantor, within forty-five (45) days after the close of each of the first three calendar quarters;

(c)

as to Borrower, as soon as possible but in any event within thirty (30) days after filing, a true, accurate, complete and correct copy of the federal income tax return of Borrower for the tax year then ended including all related schedules filed or to be filed therewith, and all amendments thereto;

(d)

as to Borrower, within forty-five (45) days after the close of each calendar quarter, a quarterly Borrowing Base Certificate showing the Loan Value, the calculation of the Borrowing Base and the Maximum Loan Amount and such other information as Lender may reasonably require;

(e)

as to Borrower, quarterly statements of cash flow of the operation of the Properties securing the Note comprising the Collateral Base (including rent rolls), in form required by Lender, certified by a financial officer of Guarantor acceptable to Lender within forty-five (45) days after the close of each calendar quarter;

(f)

as to Guarantor, annual balance sheet, profit and loss statements, statement of cash flow, and a statement of change in financial position of Guarantor, in the form required by Lender, audited by an independent certified public accountant acceptable to Lender, within ninety (90) days after the close of each fiscal year of Guarantor;

(g)

as to Guarantor, quarterly balance sheet, profit and loss statements, statement of cash flow, and a statement of change in financial position of Guarantor, in the form required by Lender, certified by its chief financial officer, within forty-five (45) days after the close of each of the first three calendar quarters;

(h)

as to Guarantor, as soon as possible but in any event within thirty (30) days after filing, a true, accurate, complete and correct copy of the federal income tax return of Guarantor for the tax year then ended including all related schedules filed or to be filed therewith, and all amendments thereto; and

(i)	any other financial information as to Borrower, Guarantor or the Properties which may be reasonably requested by Lender.

Article VI.         - EVENTS OF DEFAULT

          Section 6.01 Events of Default. Any of the following events shall be considered an Event of Default as that term is used herein, subject however to the provisions of Section 6.03 of this Agreement concerning notice and cure, to-wit:

(a)

Payment or Other Default. Borrower and Guarantor shall fail to pay when due all or any portion of the Indebtedness, or an event of default shall have occurred within the terms of the Note, this Agreement or any other Loan Document and shall fail to cure such default within the applicable cure period allowed by the Note, this Agreement or any other Loan Documents;

(b)

Representation and Warranties. Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made, or shall become incorrect in any material respect as determined by Lender in its reasonable discretion and the result thereof is a Material Adverse Effect which is not cured within thirty (30) days written notice from Lender to Borrower;

(c)

Covenants and Agreements. Borrower and Guarantor shall fail to perform or observe any covenant or agreement contained in this Agreement, or in the other Loan Documents and shall fail to cure such default within thirty (30) days after written notice thereof from Lender to Borrower;

(d)

Bankruptcy or Other Proceedings. Borrower and Guarantor shall generally not pay their respective Debts as such Debts become due, or shall admit in writing their inability to pay their respective Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and such action is not dismissed within ninety (90) days thereafter; or any such party (or any of its subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this Subsection 6.01(d);

(e)

Undischarged Judgments. A final judgment or judgments in the aggregate for the payment of money in excess of $25,000.00, shall be rendered against any Co-Borrower or $200,000.00 with respect to the Guarantor and the same shall remain undischarged for a period of thirty (30) days during which execution shall not effectively be stayed;

(f)	Material Adverse Effect. A situation exists which has a Material Adverse Effect as to Borrower or Guarantor;

(g)

Security Instruments. The Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms hereof or thereof, cease to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby, which is not cured within ten (10) days after written notice thereof from Lender.

          Section 6.02 Remedies Upon Default. In the event any Event of Default, as defined above, shall occur and be continuing and any applicable cure period has expired, the Lender may, with or without notice to the Borrower:

(a)

Acceleration. (i) Declare its obligation to make any Advance to be terminated, and (ii) declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, (subject to Section 6.03) without grace, presentment, demand, demand for payment, notice of acceleration, notice of intent to accelerate, protest or notice of protest, or of non-payment, or further notice of any kind, all of which are hereby expressly waived by the Borrower and Guarantor;

(b)	Cessation of Credit. Cease make Advances or extending credit to or for the benefit of the Borrower under this Agreement;

(c)

Rights under the Texas Business and Commerce Code. Exercise any or all of the rights accruing to a secured party under the Texas Business and Commerce Code, as amended, and exercise any or all of the rights accruing to a secured party under any other law applicable upon default by a debtor;

(d)	Rights under the Loan Documents. Exercise any or all rights under the Loan Documents including the Guaranty;

(e)

Sale or Disposition of Collateral. Sell or otherwise dispose of the Collateral (in its then condition or after further manufacturing, processing or preparation thereof, utilizing in connection therewith, without charge to or liability of the Lender therefor, any of the Borrower’s assets) at a public or a private sale, as the Lender deems advisable, for cash or credit; provided, however, that the Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by the Lender, and the Lender may become the purchaser at any sale if permissible under applicable law. Upon the occurrence of an Event of Default, the Borrower shall, if the Lender requests, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender which is reasonably convenient to the Lender;

(f)

No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and, no exercise or enforcement of such rights or remedies shall ever be held to exhaust any right or remedy of Lender; and

(g)

Additional Information. Upon the occurrence of an Event of Default, Lender shall have the right to request certain additional information from Borrower, which Borrower shall provide to Lender within ten (10) Business Days of such request, with respect to each Property in the Collateral Base, to-wit:

(1.)

the amounts and names of parties to whom money is owed for services actually performed or materials actually furnished in connection with the construction of the improvements with copies of billing statements, invoices, or vouchers from such parties; and

	(2.)	evidence that no mechanic’s or materialman’s liens or other encumbrances have been filed and remain in effect against the improvements and/or property,

(3.)

final lien releases or waivers from all sub-contractors, materialmen, laborers, and other parties who have supplied labor, material, or services for the construction of the improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the improvements and/or property, and

	(4.)	such other documents, instruments and certificates as Lender may reasonably require.

          Section 6.03 Notices and Cure Periods. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall have the notice and right to cure rights given to Borrower under the Note and the other Loan Documents. In the event Borrower fails to cure such default within the respective times mentioned above, then Lender shall have the right to declare the Line of Credit to be in Default and to take actions and elections as Lender may be entitled pursuant to this Agreement and the other Loan Documents.

Article VII.         - MISCELLANEOUS

          Section 7.01 Amendments, Etc. No amendment, extension of the Qualification Date and the Maturity Date, or waiver of any provisions of this Agreement, the Note, or the Loan Documents shall be effective unless the same shall be in writing and signed by Lender and Borrower.

          Section 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing, and mailed or facsimiled or delivered, as follows:

If to Borrower:	AmREIT Inc.
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Attn: Chief Financial Officer
Facsimile No.: 713-850-0498

With a copy to:	Bass, Barry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38103
Attn: John A. Good, Esq.
Facsimile No.: (901) 543-5999

If to Lender:	Amegy Mortgage Company, L.L.C.
d/b/a Q10 Amegy Mortgage Capital
4576 Research Forest Drive
The Woodlands, Texas 77381
Attention: Don Hickey
Facsimile No.: (281) 297-7837

          Or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be deemed given when delivered personally, delivered overnight via nationally recognized overnight service including without limitation, Lone Star Overnight, or by confirmed facsimile or upon deposit in a regularly maintained receptacle of the United States Postal Service, registered or certified mail, postage prepaid, addressed as aforesaid.

          Section 7.03 No Waiver. Remedies. No course of dealings by the Lender, its officers, employees, consultants, or agents, nor any failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, under the Note, or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, under the Note, or under the Loan Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 7.04 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement or in any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any other Loan Document.

          Section 7.05 Survival of Agreements. All representations and warranties of Borrower or Guarantor herein or in the other Security Instruments, and all covenants and agreements herein and in the other Loan Documents, shall survive until repayment in full of the Indebtedness and termination of any obligation of Lender to advance funds hereunder.

          Section 7.06 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words herein in the singular, where the context so permits, shall apply to such words when used in the plural, and vice versa.

          Section 7.07 Interest. To the extent that Texas Finance Code Sections 303.002, 303.003 and 303.009; [provided however, that the ceiling rate provided for in Texas Finance Code subsection 303.009(d) (which regulates certain open-end account credit agreements) shall not apply to the Loan] are relevant to the Lender for the purpose of determining the Highest Lawful Rate, the Lender hereby elects to determine the applicable rate ceiling under such Sections by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lender’s right subsequently to change such rate ceiling in accordance with applicable law.

          Section 7.08 References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.

          Section 7.09 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          Section 7.10 Titles of Sections and Subsections. All titles or headings to sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 7.12 Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower, Guarantor and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement, the Note and the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Texas.

          Section 7.13 No Third Party. This Agreement is made for the sole protection and benefit of the parties hereto and is not intended for the protection or benefit of any other person or entity and no other person or entity shall be deemed to have any privity of contract hereunder nor any right of action of any kind hereon, or be entitled to rely hereon to any extent whatsoever. This Agreement furthermore shall be binding upon Borrower and Lender and their respective heirs, legal representatives, successors and assigns, but no assignment hereof may be made by Borrower, in whole or in part, without the prior written consent of Lender.

          Section 7.14 Time of the Essence. Time is of the essence in the performance by Borrower of its obligations hereunder.

          Section 7.15 Assignment by Lender. It is expressly agreed by Borrower that the Note, the Loan Documents and all rights and benefits under the terms of this Agreement, the Loan Documents and any other instrument executed contemporaneously with, or in connection with, any of such documents may be assigned to (and at Lender’s option, Lender’s duties hereunder may be delegated to), in whole or in part, any other lending institution by way of participation or otherwise, without the consent of Borrower or any other party. Lender shall give Borrower prompt notice of an assignment of all of Lender’s interest in the Note and Loan Documents. Lender and any assignee, participant or other holder of all or any portion of any loan made pursuant to this Agreement shall be jointly entitled to all of the benefits of Lender under this Agreement, including the right to enforce all provisions of this Agreement binding upon Borrower and Guarantor. None of the rights, privileges or benefits of Borrower may be assigned to any person or entity, nor may any of the duties or obligations of Borrower and Guarantor be delegated to any person or entity, without the prior express written consent of Lender. Notwithstanding anything contained herein to the contrary, Lender shall not sell the Note and the Loan Documents except to a lender experienced in servicing loans of a similar nature.

          Section 7.16 Waiver of Trial by Jury. Dispute Resolution. This section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

(a)

Jury Trial Waiver. As permitted by applicable law, each party waives their respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”).

(b)

Arbitration. If a claim, dispute, or controversy arises between us with respect to this Agreement, related agreements, or any other agreement or business relationship between any of us whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of us may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving any of the employees, agents, affiliates, or assigns of a party. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party hereto will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the Agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(c)

Class Action Waiver. Each party waives the right to litigate in court or arbitrate any claim or Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

(d)

Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals, this 23rd day of December, 2009, to be effective December 23rd, 2009.

BORROWER:

410 BLANCO, LP a Texas limited partnership

By:	410 Blanco GP, LLC, its general partner

	By:	/s/ Chad C. Braun
Chad C. Braun, Vice President

AMREIT UPTOWN HOUSTON, LP, a Texas limited partnership

By:	AmREIT Uptown Houston GP, LLC, its general partner

	By:	/s/ Chad C. Braun
Chad C. Braun, Vice President

AMREIT COURTYARD, LP a Texas limited partnership

By:	AmREIT Courtyard GP, LLC, its general partner

	By:	/s/ Chad C. Braun
Chad C. Braun, Vice President

AMREIT 5402 WESTHEIMER, LP a Texas limited partnership

By:	AmREIT 5402 Westheimer GP, LLC, its general partner

	By:	/s/ Chad C. Braun
Chad C. Braun, Vice President

AMREIT GC HOUSTON, LP a Texas limited partnership

By:	AmREIT GC Houston GP, LLC, its general partner

	By:	/s/ Chad C. Braun
Chad C. Braun, Vice President

AMREIT I-45 SOUTHPOINT, LP a Texas limited partnership

By:	AmREIT I-45 Southpoint GP, LLC, its general partner

	By:	/s/ Chad C. Braun
Chad C. Braun, Vice President

GUARANTOR:

AMREIT INC., a Maryland corporation

By:	/s/ Chad C. Braun
Chad C. Braun, Chief Financial Officer

LENDER:

AMEGY MORTGAGE COMPANY, L.L.C., a
Texas limited liability company d/b/a Q10
Amegy Mortgage Capital

		By:	/s/ Don Hickey
Don Hickey, Senior Vice President -
Commercial Real Estate Lending

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Vice President of 410 Blanco GP, LLC, a Texas limited liability company, in its capacity as General Partner of 410 BLANCO, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Mary Trupia
Notary Public, State of Texas

		My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Vice President of AmREIT Uptown Houston GP, LLC, a Texas limited liability company, in its capacity as General Partner of AMREIT UPTOWN HOUSTON, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Mary Trupia
Notary Public, State of Texas

My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Vice President of AmREIT Courtyard GP, LLC, a Texas limited liability company, in its capacity as General Partner of AMREIT COURTYARD, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Mary Trupia
Notary Public, State of Texas

		My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Vice President of AmREIT 5402 Westheimer GP, LLC, a Texas limited liability company, in its capacity as General Partner of AMREIT 5402 WESTHEIMER, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Mary Trupia
Notary Public, State of Texas

		My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Vice President of AmREIT GC Houston GP, LLC, a Texas limited liability company, in its capacity as General Partner of AMREIT UPTOWN HOUSTON, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Mary Trupia
Notary Public, State of Texas

My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Vice President of AmREIT I-45 Southpoint GP, LLC, a Texas limited liability company, in its capacity as General Partner of AMREIT I-45 SOUTHPOINT, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Mary Trupia
Notary Public, State of Texas

		My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

          This instrument was acknowledged before me on the 18th day of December, 2009, by Chad C. Braun, Chief Financial Officer of AMREIT INC., a Maryland corporation, on behalf of said corporation.

/s/ Mary Trupia
Notary Public, State of Texas

		My commission expires:	7/16/2010

STATE OF TEXAS	§
§
COUNTY OF MONTGOMERY	§

          This instrument was acknowledged before me on the 23rd day of December, 2009, by Don Hickey, Senior Vice President - Commercial Real Estate Lending of AMEGY MORTGAGE COMPANY, L.L.C., a Texas limited liability company, d/b/a Q10 Amegy Mortgage Capital, on behalf of said limited liability company.

/s/ Margaret Byrd Taylor
Notary Public, State of Texas

My commission expires:	3/20/2010

Attachments:

Exhibit “A” - Addendum to Loan Agreement
Exhibit “B” - Initial Primary Pledged Properties
Exhibit “C” - Borrowing Base Certificate
Exhibit “D” - Request for Advance